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                                                                    Exhibit 10.8

                                  MY-TECH, INC.
                                1905 Astor Avenue
                              TAMPA, FLORIDA 33612
                               TEL: (813) 935-6704
                               Fax: (813) 935-5885

March 8, 2001


Mr. Steve Rosner
Sure Medical Inc.
3509 Cord Grass Drive
Valrico, FL 33594

Dear Steve:

In agreement with the change in management of Sure Medical, Inc. (SMI), this letter will confirm our conversations, whereby My-Tech, Inc will modify the agreement between SMI and My-Tech, Inc. dated March 23, 2000 as follows:

My-tech, Inc. agrees to accept as payment in full the amount of three million, two hundred thirty thousand shares of SMI common stock in lieu of three million, five hundred dollars ($3,500,000.00) in cash as described in items 1-4 of the March, 2000 agreement.

All other portions of the March 23, 2000 agreement will remain in force and unaffected.

Sincerely,



W. A. Stafford
President